SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549


                                  ____________


                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15(d) OF

                       THE SECURITIES EXCHANGE ACT OF 1934


                                  ____________



        Date of Report (Date of Earliest Event Reported): August 28, 1995



                            NATIONAL BANKSHARES, INC.
             (Exact name of Registrant as specified in its charter)


          Virginia                   0-15204                  54-1375874
        (State or other            (Commission              (IRS Employer
        jurisdiction of            File Number)           Identification No.)
        incorporation)


                            P. O. Box 90002
                           Blacksburg, Virginia                24062-9002
              (Address of principal executive offices)       (Zip Code)



        Registrant's telephone number, including area code:(540) 552-2011


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                         Exhibit Index appears on Page 5
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             Item 5.   Other Events.
             -------   ------------

             On August 29, 1995, National Bankshares, Inc. ("NBI") of Blacksburg, Virginia, parent company of The National Bank of Blacksburg, and the Bank of Tazewell County of Tazewell, Virginia entered into an Agreement and Plan of Merger (the "Agreement" or the "Plan") as of August 28, 1995, pursuant to which the Bank of Tazewell County will become a wholly-owned subsidiary of NBI.

             As a result of the Plan, each share of the $1.00 par value Common Stock of the Bank of Tazewell County ("Bank of Tazewell County Common Stock") outstanding immediately prior to the effective time of the transaction (as described in the Agreement, the "Effective Time") will be converted into the right to receive one share of the $2.50 par value of the Common Stock of NBI ("NBI Common Stock").

             The Plan is intended to constitute a tax-free transaction under the Internal Revenue Code of 1986, as amended, and to be accounted for as a pooling-of-interests. The Agreement contemplates that NBI will declare a share dividend totalling 190,768 shares of NBI Common Stock to its shareholders of record shortly before the Effective Time provided certain conditions are met.

             The Agreement provides for a mutual bust up fee to be paid under certain circumstances. Consummation of the Plan is subject to various conditions, including, without limitation, (1) receipt of required shareholder approvals; (2) receipt of certain regulatory approvals from, including but not limited to, the Board of Governors of the Federal Reserve System, the Federal Deposit Insurance Corporation and the Virginia Bureau of Financial Institutions; and (3) receipt of opinions from KPMG Peat Marwick as to the tax-free nature of certain aspects of the Plan and to the effect that the Plan qualifies for pooling-of-interests accounting treatment.

             The Agreement and the Plan will be submitted for approval at a meeting of shareholders of the Bank of Tazewell County. Prior to that meeting, NBI will file a registration statement with the Securities and Exchange Commission registering under the Securities Act of 1933, as amended, the NBI Common Stock to be issued in exchange for the outstanding shares of Bank of Tazewell Common Stock. Such shares of stock of NBI will be offered to the Bank of Tazewell County shareholders pursuant to an NBI prospectus that will also serve as the Bank of Tazewell County's proxy statement for its shareholders meeting.

             For additional information regarding the Agreement, please refer to the copy of that document which is incorporated herein by reference and included as an Exhibit to this Current Report on

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                         Exhibit Index appears on Page 5

        Form 8-K. The foregoing discussion is qualified in its entirety by reference to such document.

             Item 7.   Financial Statements and Exhibits.
             ------    ---------------------------------
             The Exhibit listed in the Exhibit Index is filed as a part of this Current Report on Form 8-K.


                               Page 3 of 72 Pages
                         Exhibit Index appears on Page 5

                                   SIGNATURES
                                   ----------


             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                      NATIONAL BANKSHARES, INC.


                                      By /s/James G. Rakes
					 ----------------------------
                                            James G. Rakes
                                            President


        Date:  September 5, 1995




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                                 EXHIBIT INDEX
                                 --------------
                                       TO
                                       --
                           CURRENT REPORT ON FORM 8-K
                           --------------------------
                                       OF
                                       --
                            NATIONAL BANKSHARES, INC.
                            -------------------------


                                                              Sequential
        Exhibit                                                 Page No.
        -------                                                 ________

        2.1. Agreement and Plan of Merger                           6




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
                          AGREEMENT AND PLAN OF MERGER


             AGREEMENT AND PLAN OF MERGER, dated as of the 28th day of

        August, 1995 (this "Plan"), by and among National Bankshares,

        Inc., a Virginia corporation ("NBI") and the Bank of Tazewell

        County, a Virginia bank ("BTC").


                                    RECITALS:

             (A)  NBI.  NBI is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia,

        with its principal executive offices located in Blacksburg,

        Virginia.  As of the date hereof, NBI has 5,000,000 authorized shares of Common Stock, each of $2.50 par value ("NBI Common

        Stock"), and 5,000,000 authorized shares of Preferred Stock, no par value ("NBI Preferred Stock") (no other class of capital stock being authorized), of which 1,714,152 shares of NBI Common

        Stock and no shares of NBI Preferred Stock, respectively, are issued and outstanding as of July 31, 1995.  NBI has one

        subsidiary, The National Bank of Blacksburg, a national banking association ("NBB") and NBI owns 100% of the stock of NBB ("NBB

        Stock").  NBB has one subsidiary, NB Operating, Inc., which has no assets, no liabilities, no operations and engages in no business activities as of the date hereof and NBB owns 100% of the stock of such subsidiary.

             (B)  BTC.  BTC is a corporation duly organized and existing in good standing under the laws of the Commonwealth of Virginia,

        with its principal executive offices located in Tazewell,

        Virginia and is authorized to do business as a bank in Virginia.

        BTC is an insured bank as defined in the Federal Deposit

        Insurance Act, as amended, and is a member of the Federal Reserve

        System.  As of the date hereof, BTC has 6,000,000 authorized shares of Common Stock, each of $1.00 par value ("BTC Common

        Stock"), (no other class of capital stock being authorized), of which 1,888,209 shares of BTC Common Stock were issued and outstanding as of July 31, 1995.  The holders of BTC Common Stock presently have preemptive rights.  BTC does not have any

        subsidiary corporations or other entities.  BTC Common Stock is not and never has been subject to the provisions of Section 12,

        13, 14(a), 14(c), 14(d), 15(d) or 16 of the Securities Exchange

        Act of 1934, as amended, (together with the rules and regulations promulgated thereunder, the "Exchange Act") nor has BTC ever been nor is it now subject to Section 12 of the Exchange Act and the regulations of the Office of the Comptroller of the Currency, the

        Board of Governors of the Federal Reserve System, the Federal

        Deposit Insurance Corporation ("FDIC") or the Securities and

        Exchange Commission ("SEC") thereunder.  BTC is not subject to regulation under 12 CFR, Section 11, Section 206 or Section 335,

        and does not file and has never filed any reports or disclosures pursuant thereto.

             (C)  Rights, Etc.  There are no shares of NBI Common Stock,

        NBI Preferred Stock, NBB Stock, or BTC Common Stock authorized and reserved for issuance, and neither NBI, NBB, nor BTC has any commitment to authorize, issue or sell any such shares or any securities or obligations convertible into or exchangeable for,

        or giving any person any right to subscribe for or acquire from such party, any such shares and no securities or obligations representing any such rights are outstanding.  Neither NBI, NBB,

        nor BTC has granted or made any commitment to grant any options or share appreciation rights with respect to the BTC Common

        Stock, the NBI Common Stock, or the NBB Stock, as the case may

        be.

             (D)  This Transaction.  NBI will, prior to the Merger

        Effective Date, own 100% of the outstanding shares ("NBI Interim

        Bank Common Stock") of a duly chartered Virginia bank ("NBI

        Interim Bank") and the Boards of Directors of NBI and BTC,

        respectively, deem it advisable and in the best interests of NBI and BTC and their stockholders that BTC be acquired by NBI through a merger of NBI Interim Bank into BTC pursuant to this

        Agreement and Plan of Merger.

             (E)  Approvals.  The Board of Directors of each of NBI and

        BTC has approved and adopted, at meetings of each of such Board of Directors, this Plan and has authorized, subject to such further modifications as may be agreed by the Presidents of NBI and BTC, respectively, not inconsistent herewith, the execution hereof in counterparts.  At the meeting of the BTC Board of

        Directors, the Board of Directors of BTC recommended the Plan as so executed to its shareholders.

             (F)  Share Dividend.  In connection with the consummation of this Plan, it is intended that NBI shall cause a share dividend totalling 190,768 shares of NBI Common Stock to be declared and issued pro rata to and among the holders of shares of NBI Common

        Stock in accordance with the provisions of Paragraph (F) of

        Article II.

             (G)  NASDAQ.  Trading of the NBI Common Stock and BTC Common

        Stock, respectively, is presently reflected on the Over the

        Counter Electronic Bulletin Board ("NASD Bulletin Board") of the

        National Association of Securities Dealers ("NASD").

             (H)  Benefits of Plan.  NBI and BTC believe the Plan and its consummation are in the respective best interests of each

        corporation and its shareholders for the following reasons, among others:  (1) the Merger will allow them to provide banking and related financial services more effectively and efficiently; (2)

        the Merger will expand the range of banking and related financial services which they can provide; (3) the Merger will enhance the safety and soundness of their operations; (4) the Merger will enable them to expand the market for their banking and related financial services; and (4) the Merger will expand the number and diversity of their shareholder bases and enhance the liquidity of such investments.

             NOW, THEREFORE, in consideration of their mutual promises

        and obligations, the parties hereto adopt and make this Plan and prescribe the terms and conditions thereof and the manner and basis of carrying it into effect, which shall be as follows:

                                 I.  THE MERGER

             (A)  The Continuing Corporation.  On the Merger Effective

        Date (as hereinafter defined), NBI Interim Bank shall merge into

        BTC (the "Merger"), the separate existence of NBI Interim Bank shall cease and BTC (the "Continuing Corporation") shall survive.

             (B)  Rights, Etc.  Upon consummation of the Merger, the

        Continuing Corporation shall thereupon and thereafter possess all of the rights, privileges, immunities and franchises, of a public as well as of a private nature, of each of the merging

        corporations; and all property, real, personal and mixed, and all debts due on whatever account, and all other choses in action,

        and all and every other interest, of or belonging to or due to each of the corporations so merged, shall be deemed to be vested in the Continuing Corporation without further act or deed; and

        the title to any real estate or any interest therein, vested in any of such corporations, shall not revert or be in any way impaired by reason of the Merger as provided by the laws of the

        Commonwealth of Virginia.

             (C)  Liabilities.  Upon consummation of the Merger, the

        Continuing Corporation shall thenceforth be responsible and liable for all the liabilities, obligations and penalties of each of the corporations so merged.

             (D)  Articles of Incorporation; Bylaws; Directors; Officers

        of Continuing Corporation.  The Articles of Incorporation of the

        Continuing Corporation shall be those of BTC, as amended pursuant to the Charter Amendment as more particularly described in

        Paragraph (B) of Article V, and the Bylaws of the Continuing

        Corporation shall be those of BTC, as amended pursuant to the requirements of Paragraph (K) of Article V.  The officers

        and directors of BTC in office immediately prior to the Merger becoming effective shall be the officers and directors of the

        Continuing Corporation, who shall hold office until such time as their successors are elected and qualified in accordance with the

        Articles and Bylaws of the Continuing Corporation.

             (E)  Merger Closing; Merger Effective Date.  The Merger

        shall become effective at 11:59 p.m. on the date the Virginia

        State Corporation Commission ("SCC") issues a certificate of merger reflecting the Merger (the "Merger Effective Date").

        Unless otherwise agreed upon in writing by the chief executive officers of NBI and BTC, subject to the conditions to the

        obligations of the parties to effect the Merger as set forth in

        Article VI, the parties shall use their reasonable efforts to cause the Merger Effective Date to occur as soon as practicable following the satisfaction of the conditions set forth in

        Paragraphs (A), (B) and (C) of Article VI.  All documents

        required by the terms of this Agreement to be delivered at or prior to consummation of the Merger will be exchanged by the parties at the closing of the Merger (the "Merger Closing"),

        which shall be held on the Merger Effective Date at the principal executive offices of NBI (or at such other location as may be mutually agreed upon by the parties).  Prior to the Merger

        Closing, NBI Interim Bank and BTC shall execute and deliver to the SCC, Articles of Merger containing a Plan of Merger in substantially the form of Exhibit A hereto (the "Plan of

        Merger").

             (F)  Bylaws and Directors of NBI.  Effective as of the

        Merger Effective Date, NBI shall cause its Bylaws to be amended as follows:  (1) the number of NBI directors shall be set at nine

        (9); (2) the affirmative vote of six (6) out of the nine (9) NBI directors shall be required to approve any of the following actions:  (a) membership on the Board of Directors of the

        Continuing Corporation (provided, however, that notwithstanding the foregoing, a director of the Continuing Corporation may be removed by action of NBI as sole shareholder of the Continuing

        Corporation authorized by the vote of a simple majority of NBI directors in the event that such director commits a violation of law applicable to his duties as a director of the Continuing

        Corporation which has a material adverse financial affect on the

        Continuing Corporation or engages in any conduct in connection with his duties as a director for which he would not be entitled to indemnification under the Articles of Incorporation of the

        Continuing Corporation); (b) amendments to the Articles of

        Incorporation or Bylaws of the Continuing Corporation; (c) the

        merger, consolidation or sale of all or substantially all of the assets of the Continuing Corporation; and (d) a recommendation to the shareholders of NBI to merge, consolidate or sell all or substantially all of the assets of NBI, where such recommendation is required by law; (3) to change the provisions requiring that

        NBI directors also be NBB directors to permit BTC directors to serve on the NBI Board as well; and (4) the Executive Committee shall not authorize or approve any action on behalf of NBI described in Paragraph (2) hereof.  NBI agrees that the foregoing

        Bylaw amendments shall not be amended or rescinded by action of its Board of Directors without the affirmative vote of at least six (6) directors until January 1, 2001, on and after which time such Bylaw amendments may be amended or rescinded by a simple majority vote of its Board of Directors as provided in the Bylaws of NBI.

             (G)  NBI Corporate Actions.  Effective as of the Merger

        Effective Date, NBI shall obtain the resignations of five

        directors currently serving on the NBI Board of Directors spread as nearly equally as possible among the three classes of NBI directors, thereby reducing the number of persons then serving on the NBI Board of Directors to five and, in conjunction with the amendment to the NBI Bylaws referred to in (F)(1) above, creating four vacancies on the NBI Board of Directors ("NBI Board

        Vacancies").  NBI agrees that the remaining five NBI directors shall fill the NBI Board Vacancies with four persons selected by

        BTC ("BTC Board Representatives") from among the current members of the BTC Board of Directors by electing them to the NBI Board

        Vacancies until the next following annual shareholders meeting.

        NBI further agrees that, unless any BTC Board Representative's service on the Board is terminated for cause in accordance with the provisions of NBI's Articles of Incorporation, it shall renominate the BTC Board Representatives for reelection to the remaining term of their respective classes at the next annual shareholders meeting following the Merger Effective Date and shall continue to renominate for reelection by the NBI

        shareholders those of the BTC Board Representatives who must stand for reelection as a result of the expiration of their class term as of the NBI annual shareholders meetings in 1997, 1998,

        1999, and 2000, respectively.  In the event of the death or resignation of any BTC Board Representative creating a vacancy on the NBI Board of Directors at any time before the NBI annual shareholders meeting in 2000, the Board of the Continuing

        Corporation shall be entitled to select a replacement to fill such vacancy and the NBI Board shall elect such replacement to fill the vacancy created by such death or resignation.

        Thereafter, such replacement director shall be deemed to be a BTC

        Board Representative within the meaning of this Paragraph (G).

        On the Merger Effective Date, or as soon thereafter as

        practicable, the NBI Board of Directors shall appoint an

        Executive Committee consisting of five (5) of its members, two

        (2) of whom shall be BTC Board Representatives.


                            II.  MERGER CONSIDERATION

             (A)  Outstanding NBI Interim Bank Common Stock.  Each share of NBI Interim Bank Common Stock issued and outstanding

        immediately prior to the Merger Effective Date, on and after the

        Merger Effective Date, shall be converted automatically into

        1,888.209 shares of common stock of the Continuing Corporation and shall constitute the only issued and outstanding shares of common stock of the Continuing Corporation.

             (B)  Outstanding BTC Common Stock.  Each share (excluding

        shares held by BTC or by NBI or by its subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted) of BTC Common Stock issued and outstanding immediately prior to the Merger Effective Date shall, by virtue of the Merger, automatically and without any action on the part of the holder thereof on the Merger Effective Date, become and be converted into the right to receive one share of NBI Common Stock

        (the "Exchange Ratio"), it being understood that such Exchange

        Ratio takes into account the share dividend to be declared by the

        NBI Board of Directors as set forth in Paragraph (F) below.

             (C)  Stockholder Rights; Stock Transfers.  On the Merger

        Effective Date, holders of BTC Common Stock shall cease to be,

        and shall have no rights as, stockholders of BTC other than to receive the Merger consideration provided under Paragraph (B)

        above and Paragraph (D) below.  After the Merger Effective Date,

        there shall be no transfers on the stock transfer books of BTC or the Continuing Corporation of the shares of BTC Common Stock which were issued and outstanding immediately prior to the Merger becoming effective.

             (D)  Fractional Shares.  Notwithstanding any other provision hereof, no fractional shares of NBI Common Stock and no

        certificates or scrip therefor, or other evidence of ownership thereof, will be issued in the Merger; instead, NBI shall pay to each holder of BTC Common Stock who would otherwise be entitled to a fractional share an amount in cash determined by multiplying such fractional share by the closing sale price of BTC Common

        Stock for the final bona fide trade on the last day on which such stock has traded prior to the Merger Effective Date, as reflected in the NASD Bulletin Board.

             (E)  Exchange Procedures.  As promptly as practicable after the Merger Effective Date, NBI shall send or cause to be sent to each former stockholder of BTC of record immediately prior to the

        Merger Effective Date transmittal materials for use in exchanging such stockholder's certificates of BTC for the consideration set forth in Paragraphs (B) and (D) above.  Any fractional share checks which a BTC stockholder shall be entitled to receive in exchange for such stockholder's shares of BTC Common Stock, and any dividends paid on any shares of NBI Common Stock, that such stockholder shall be entitled to receive prior to the delivery to

        NBI of such stockholder's certificates representing all of such stockholder's shares of BTC Common Stock will be delivered to such stockholder only upon delivery to NBI of the certificates representing all of such shares (or indemnity satisfactory to

        NBI, in its judgment, after consultation with the President of the Continuing Corporation, if any of such certificates are lost,

        stolen or destroyed).  No interest will be paid on any such fractional share checks or dividends which the holder of such shares shall be entitled to receive upon such delivery.  After

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
        the Merger Effective Date, to the extent permitted by law, former stockholders of record of BTC shall be entitled to vote at any meeting of holders of NBI Common Stock, the number of whole shares of NBI Common Stock into which their respective shares of

        BTC Common Stock are converted, regardless of whether such holders have exchanged their certificates representing BTC Common

        Stock for certificates representing NBI Common Stock in

        accordance with the provisions of this Plan.

             (F)  Share Dividend.  NBI agrees to increase the number of shares of NBI Common Stock issued and outstanding by means of a stock dividend totalling 190,768 shares of NBI Common Stock, the record date therefor which shall be prior to the Merger Effective

        Date; provided, however, that NBI shall not be required to declare such stock dividend until:  (1) satisfaction of the conditions set forth in Paragraphs (A), (B) and (C) of Article

        VI; and (2) such time as BTC acknowledges in writing that all conditions to its obligation to consummate the Merger (and BTC's right to terminate this Plan) have been waived or satisfied.

             (G)  Shares Held by BTC or NBI.  Each of the shares of BTC

        Common Stock held by BTC, by NBI or its subsidiary, in each case other than in a fiduciary capacity or as a result of debts previously contracted, shall be canceled and retired at the

        Merger Effective Date and no consideration shall be issued in exchange therefor.

             (H)  Dissenting Stockholders.  Any holder of shares of BTC

        Common Stock who perfects his dissenters' rights of appraisal in accordance with and as contemplated by Article 15 of the Virginia

        Stock Corporation Act shall be entitled to receive the value of such shares in cash as determined pursuant to the provision of such law; provided, however, that no such payment shall be made to any dissenting stockholder unless and until such dissenting stockholder has complied with the applicable provisions of the

        Virginia Stock Corporation Act and duly surrendered the

        certificate or certificates representing the shares for which payment is being made.  In the event that a dissenting BTC shareholder fails to perfect, or effectively withdraws or loses,

        his right to appraisal and payment for his shares, after the

        Merger Effective Date, NBI shall issue and deliver the

        consideration to which such holder of BTC Common Stock is

        entitled under Article II (without interest) upon surrender by such holder of the certificate or certificates representing shares of BTC Common Stock held by him.



                          III.  ACTIONS PENDING MERGER

        A.   Without the prior written consent or approval of a proper

        officer of the other party, BTC and NBI will not and NBI will cause its subsidiary NBB, not to:

             (1)  Stock Distributions.  Make, declare or pay any dividend other than dividends from NBB to NBI, the NBI share dividend as provided in Paragraph (F) of Article II, or BTC or NBI Common

        Stock cash dividends consistent with past practice and in an amount not greater than the last previous cash dividend paid prior hereto by NBI or BTC, as the case may be (provided,

        however, that in the case of BTC, it may at its option accelerate the record and payment dates of its semi-annual cash dividend, if any, which would regularly in accordance with past practice be payable in January, 1996 or July, 1996 ("BTC January or July cash dividend", as the case may be) so that the record and payment dates of the BTC January or July cash dividend, as the case may be, occur prior to the Merger Effective Date if the Merger

        Effective Date will occur:  (a) after the record date of the second semi-annual NBI cash dividend, if any, for 1995 which would regularly in accordance with past practices be payable in

        December, 1995, but prior to the BTC January cash dividend if it were not so accelerated or (b) after the record date of the first semi-annual NBI cash dividend, if any, for 1996 which would regularly in accordance with past practices be payable in June,

        1996 but prior to the BTC July cash dividend if it were not so accelerated) and any limitations on the payment of dividends

        Previously Disclosed or declare or make any distribution on, or directly or indirectly combine, redeem, reclassify, purchase or otherwise acquire, any shares of its capital stock (other than in a fiduciary capacity in the ordinary course of its business and consistent with past practice or in connection with stock

        received on a debt previously contracted basis) or authorize the creation or issuance of, or issue, any additional shares of its capital stock, or any options, calls or commitments relating to its capital stock or any securities or obligations convertible into or exchangeable for, or giving any person any right to subscribe for or acquire from its shares of its capital stock or any securities or obligations convertible into or exchangeable for shares of its capital stock, or issue any long-term debt;

             (2)  Employment Contracts.  Enter into any employment

        contracts with, increase the rate of compensation of (except in accordance with existing policy consistent with past practice or pursuant to any agreement existing and as in effect on the date hereof and Previously Disclosed), or pay or agree to pay any bonus to, any of its directors, officers or employees, except in accordance with plans or agreements existing and as in effect on the date hereof and Previously Disclosed;

             (3)  Employee Benefit Plans.  Enter into or modify (except as may be required by applicable law) any pension, retirement,

        stock option, stock purchase, savings, profit sharing, deferred compensation, consulting, bonus, group insurance or other

        employee benefit, incentive or welfare contract, plan or

        arrangement, or any trust agreement related thereto, in respect of any of its directors, officers or other employees, including without limitation taking any action that accelerates (1) the vesting or exercise of any benefits payable thereunder, or (2)

        the right to exercise any employee stock options or stock

        appreciation rights outstanding thereunder;

             (4)  Asset Disposition.  Dispose of, grant an encumbrance

        against or discontinue any portion of its assets, business or properties, which is material to BTC or to NBI and its subsidiary

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
        taken as a whole, as the case may be, or merge or consolidate with, or acquire all or any substantial portion of, the business or property of any other entity (except foreclosures,

        acquisitions of control in its fiduciary capacity or

        securitization transactions, in each case in the ordinary course of business consistent with past practice or the formation and capitalization of NBI Interim Bank by NBI in accordance with the

        Plan);

             (5)  Constituent Documents.  Amend its Articles of

        Incorporation or Bylaws except as contemplated by this Plan.

        True and correct copies of its Articles of Incorporation and

        Bylaws have been delivered to the other;

             (6)  Material Transactions.  (a) Settle any material

        litigation or (b) enter into any material transaction or make any material commitment relating to the assets and business of BTC or

        NBI and its subsidiary taken as a whole, otherwise than as contemplated hereby or in the ordinary course of business

        consistent with past practice;

             (7)  Actions Not in Ordinary Course.  Take any other action not in the ordinary course of business consistent with past practice; or

             (8)  Agreements.  Agree to take any of the foregoing

        actions.

        B.   Formation of NBI Interim Bank.  NBI agrees that, promptly

        after the execution hereof, it shall cause to be formed a

        Virginia corporation which shall be named and become NBI Interim

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
        Bank.  The authorized capital stock of NBI Interim Bank shall consist of 50,000 shares of common stock, $1.00 par value, of which 1,000 shares shall be subscribed for by NBI pending

        consummation of the Plan.  NBI shall file any governmental applications necessary to qualify NBI Interim Bank to merge with

        BTC as contemplated hereby.  NBI shall cause NBI to execute the

        Articles of Merger and to take all steps necessary to consummate the Merger provided that no such steps need be taken which materially adversely impacts the economic or business benefits of the transactions contemplated by this Plan so as to render inadvisable the consummation of the Merger.


                       IV.  REPRESENTATIONS AND WARRANTIES

             BTC hereby represents and warrants to NBI, and NBI hereby

        represents and warrants to BTC, as follows:

             (A)  Recitals.  The facts set forth in the Recitals of this

        Plan with respect to it and, in the case of NBI, its subsidiary,

        are true and correct;

             (B)  Capitalization.  The outstanding shares of it and, in the case of NBI, its subsidiary, are validly issued and

        outstanding, fully paid and nonassessable, and in the case of NBI only, subject to no preemptive rights;

             (C)  General Corporate Power and Ownership of Properties.

        It, and in the case of NBI, its subsidiary, have the corporate power and authority to carry on its business as it is now being conducted and to own all of its material properties and assets and it and, in the case of NBI, its subsidiary have good and marketable title to or a valid leasehold interest in all of the properties and assets thereof reflected as owned or leased in its balance sheet as of December 31, 1994, and included in the

        Financial Reports as hereinafter defined and in all properties and assets acquired or leased by it or, in the case of NBI, its subsidiary, since December 31, 1994.  None of such properties is subject to any mortgage, pledge, lien, security interest,

        encumbrance, restriction or charge of any kind except:  (1)

        mechanic's, carrier's, worker's or similar liens arising in the ordinary course of business; (2) as Previously Disclosed; (3)

        imperfections of title, if any, none of which is material in amount or materially detracts from the value or impairs the existing use of the property subject thereto or the operations of

        BTC or, in the case of NBI, NBI and its subsidiary taken as a whole; and (4) liens of current taxes not due and payable;

             (D)  Specific Corporate Authority.  Subject to any necessary receipt of approval by its stockholders and the regulatory approvals referred to in Paragraphs (B) and (C) of Article VI,

        this Plan has been authorized by all necessary corporate action of it and is a valid and binding agreement of it enforceable against it in accordance with its terms, subject to (1)

        bankruptcy, insolvency and other laws of general applicability relating to or affecting creditors' rights; (2) general equity principles; and (3) in the case of BTC, Section 8 of the Federal

        Deposit Insurance Act;

             (E)  No Default.  The execution, delivery and performance of this Plan and the consummation of the transactions contemplated hereby and thereby by it, will not constitute:  (1) a breach of violation of, or a default under, any law, rule or regulation or any judgment, decree, order, governmental permit or license,

        franchise or agreement, indenture, instrument or authorization of or held by it or, in the case of NBI, its subsidiary or to which it or, in the case of NBI, its subsidiary or their respective properties is subject or bound, which breach, violation or default is reasonably likely to have a Material Adverse Effect on it; or (2) a breach or violation of, or a default under, its

        Articles of Incorporation or Bylaws;

             (F)  Financial Reports.  Except as Previously Disclosed, (1)

        in the case of NBI only, its Annual Report on Form 10-K, for the fiscal year ended December 31, 1994, and all other documents filed or to be filed subsequent to December 31, 1994 under

        Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in the

        form filed with the Securities and Exchange Commission (the

        "SEC"), all of which have been Previously Disclosed, and (2) in the case of BTC only (a) its reports to shareholders for the fiscal years ended December 31, 1993 and December 31, 1994,

        together with the audited balance sheets and related statements of income, stockholder's equity and changes in financial position for the same periods as Previously Disclosed; (b) all

        correspondence and other reports to BTC shareholders during 1993,

        1994 and 1995, all of which have been Previously Disclosed; (c) all proxy solicitations related to BTC's meetings of shareholders

        (whether annual or special) during 1993, 1994 and 1995 (all of the foregoing reports and documents of NBI and BTC are

        hereinafter referred to as "Financial Reports") did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the

        circumstances under which they were made, not misleading; and

        each of the balance sheets in or incorporated by reference into the Financial Reports (including the related notes and schedules thereto) fairly presents and will fairly present the financial position of the entity or entities to which it relates as of its date and each of the statements of income and changes in

        stockholders' equity and cash flows or equivalent statements in the Financial Reports (including any related notes and schedules thereto) fairly presents and will fairly present the results of operations, changes in stockholders' equity and changes in cash flows, as the case may be, of the entity or entities to which it relates for the periods set forth therein, in each case in accordance with generally accepted accounting principles

        consistently applied, except as may be noted therein, subject to normal and recurring year-end audit adjustments in the case of unaudited statements;

             (G)  Regulatory Reports.  BTC has Previously Disclosed to

        NBI, and NBI has Previously Disclosed to BTC, copies of (1) BTC's and, in the case of NBI, NBB's "Annual Report of Condition and

        Income" on Form FFIEC 033, as delivered to the appropriate bank regulatory authority for the years ended December 31, 1993 and

        December 31, 1994, and for the periods ending March 31, 1995 and

        June 30, 1995, respectively; (2) all other material reports and documents filed with or sent to any federal or state regulatory authority by it, or in the case of NBI, NBB during 1994 and 1995;

        and (3) to the extent not prohibited by law, all reports of any state or federal regulatory authority relating to it or, in the case of NBI, NBB and received during or relating to matters in

        1994 or 1995 (all of the foregoing reports and documents are hereinafter referred to as "Regulatory Reports").  As of their respective dates the Regulatory Reports referred to in (1) and

        (2) above complied in all material respects with all legal and regulatory requirements applicable thereto and the Regulatory

        Reports referred to in (1) above are accurate in all material respects and fairly present the financial condition and income of the reporting entity for the period(s) covered thereby.

             (H)  Material Events.  Except as Previously Disclosed, since

        December 31, 1994, no event has occurred which is reasonably likely to have a Material Adverse Effect on it;

             (I)  Litigation.  Except as Previously Disclosed, no

        litigation, proceeding or controversy before any court or

        governmental agency is pending which is reasonably likely to have a Material Adverse Effect on it and, to the best of its

        knowledge, no such litigation, proceeding or controversy has been threatened; and except as Previously Disclosed neither it, nor in the case of NBI, NBB, nor their respective properties is a party to or is subject to any order, decree, agreement, memorandum of understanding or similar arrangement with, or a commitment letter or similar submission to, any federal or state governmental agency or authority charged with the supervision or regulation of depository institutions or engaged in the insurance of deposits which restricts or purports to restrict in any material respect the conduct of the business of it, in the case of NBI, NBB or their respective properties, or in any manner relates to the capital, liquidity, credit policies or management of it or, in the case of NBI, NBB; and, except as Previously Disclosed,

        neither it nor, in the case of NBI, NBB has been advised by any such regulatory authority that such authority is contemplating issuing or requesting (or is considering the appropriateness of issuing or requesting) any such order, decree, agreement,

        memorandum of understanding, commitment letter or similar

        submission;

             (J)  Material Contracts.  Except as Previously Disclosed or

        as previously disclosed in the Financial Reports and except for this Plan, neither it nor in the case of NBI, NBB is bound by any material (as to it and its subsidiaries taken as a whole)

        contract to be performed after the date hereof;

             (K)  Commissions.  All negotiations relative to this Plan

        and the transactions contemplated hereby have been carried on by it directly with the other parties hereto and no action has been taken by it that would give rise to any valid claim against any party hereto for a brokerage commission, finder's fee or other like payment, excluding a fee in an amount Previously Disclosed to be paid to McKinnon Co., Inc., who have acted as financial advisors to NBI, and a fee to be paid to Baxter Fentriss &

        Company, who has acted as financial advisor to BTC;

             (L)  ERISA.  Except as Previously Disclosed:

                  (1)  all "employee benefit plans" within the meaning of

        Section 3(3) of the Employee Retirement Income Security Act of

        1974, as amended ("ERISA"), covering employees or former

        employees of it and its subsidiaries (the "Employees") are

        Previously Disclosed, true and complete copies of which have been made available to the other party;

                  (2)  all employee benefit plans covering Employees, to

        the extent subject to ERISA (the "ERISA Plans"), are in

        compliance with ERISA, except for failure to so comply which are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; each ERISA Plan which is an

        "employee pension benefit plan" within the meaning of Section

        3(2) of ERISA ("Pension Plan") and which is intended to be qualified under Section 401(a) of the Internal Revenue Code of

        1986, as amended (the "Code"), has either (a) received a

        favorable determination letter from the Internal Revenue Service,

        or (b) is or will be the subject of an application for a

        favorable determination letter, and it is not aware of any circumstances likely to result in the revocation or denial of any such favorable determination letter; there is no pending or, to the best of its knowledge, threatened litigation relating to the

        ERISA Plans which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it; and neither it nor, in the case of NBI, NBB has engaged in a transaction with respect to any ERISA Plan that, assuming the taxable period of such transaction expired as of the date hereof, would subject it or, in the case of NBI, NBB to a tax or penalty imposed by either

        Section 4975 of the Code or Section 502(i) of ERISA in an amount which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

                  (3)  no liability under Subtitle C or D of Title IV of

        ERISA has been or is expected to be incurred by it or, in the case of NBI, NBB with respect to any ongoing, frozen or

        terminated "single-employer plan", within the meaning of Section

        4001(a)(15) of ERISA, currently or formerly maintained by any of them or any entity which is considered one "employer" with it under Section 4001(a)(14) of ERISA or Section 414 of the Code (an

        "ERISA Affiliate"), which liability is reasonably likely to have a Material Adverse Effect on it; it and its subsidiaries have not incurred and do not expect to incur any withdrawal liability with respect to a multiemployer plan under Subtitle E of Title IV of

        ERISA; and to its knowledge no notice of a "reportable event"

        within the meaning of Section 4043 of ERISA for which the 30-day reporting requirement has not been waived, has been required to be filed for any Pension Plan or the Pension Plan of an ERISA

        Affiliate within the 12-month period ending on the date hereof;

                  (4)  during the current plan year and the immediately

        preceding three plan years of such ERISA Plan, all contributions required to be made under the terms of any ERISA Plan of it, or in the case of NBI, NBB or an ERISA Affiliate have been timely made; and no pension plan of it, in the case of NBI, NBB, or an

        ERISA Affiliate has an "accumulated funding deficiency" (whether or not waived) within the meaning of Section 412 of the Code or

        Section 302 of ERISA which is reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

                  (5)  under each Pension Plan which is a single-employer

        plan, as of the last day of the most recent plan year ended prior to the date hereof, the actuarially determined present value of all "benefit liabilities", within the meaning of Section

        4001(a)(16) of ERISA (as determined on the basis of the actuarial assumptions contained in the ERISA Plan's most recent actuarial valuation) did not exceed the then current value of the assets of such ERISA Plan, and there has been no material adverse change in the financial position of such ERISA Plan since the last day of the most recent plan year; and

                  (6)  there are no material current or projected

        liabilities for retiree health or life insurance benefits;

             (M)  Regulatory Approvals.  It knows of no reason why the

        regulatory approvals referred to in Paragraphs (B) and (C) of

        Article VI should not be obtained without the imposition of any condition of the type referred to in the proviso following such

        Paragraph (C);

             (N)  Subsidiaries.  In the case of BTC, it has no

        subsidiaries.  NBI has one subsidiary, which is NBB, and NBB has one subsidiary, which is NB Operating, Inc.

             (O)  Collective Bargaining Contracts.  Neither it nor in the

        case of NBI, NBB is a party to, or is bound by any collective bargaining agreement, contract or other agreement or

        understanding with a labor union or labor organization, nor is it or in the case of NBI, NBB the subject of a proceeding asserting that it and in the case of NBI, NBB has committed an unfair labor practice (within the meaning of the National Labor Relations Act)

        or seeking to compel it or such subsidiary to bargain with any labor organization as to wages and conditions of employment, nor is there any strike or other labor dispute involving it or in the case of NBI, NBB pending or, to the best of its knowledge,

        threatened, nor is it aware of any activity involving it or in the case of NBI, NBB's employees seeking to certify a collective bargaining unit or engaging in any other organization activity;

             (P)  Classified Assets.  (1) NBI has Previously Disclosed a

        list of the aggregate amounts of loans, extensions of credit or other assets of NBB, that have been classified as of June 30,

        1995 by NBB ("NBB Asset Classification") and (2) BTC has

        Previously Disclosed a list of the loans, extensions of credit or other assets of BTC that were classified by the examiners of the

        Board of Governors of the Federal Reserve System in its last preceding examination ("BTC Asset Classification") and has

        Previously Disclosed a list of its loans and extensions of credit by BTC in the respective initial principal amount of $100,000 or more, any payment of which is, as of the date so disclosed,

        delinquent ("BTC Delinquent Loan List").  The NBB Asset

        Classification, the BTC Asset Classification and the BTC

        Delinquent Loan List are, respectively, accurate and complete in all material respects and no amounts of loans, extensions of credit or other assets that have been classified as of the respective date of the NBB or BTC Asset Classification by any regulatory examiner as "Other Loans Specially Mentioned",

        "Substandard", "Doubtful", "Loss", or words of similar import are excluded from the amounts disclosed in the NBB or BTC Asset

        Classification as of the respective date thereof other than amounts of loans, extensions of credit or other assets that were charged off by BTC or NBB, as the case may be, prior to the respective date of the NBB or BTC Asset Classification;

             (Q)  Affiliates.  Except as Previously Disclosed, to the

        best of its knowledge, there is no person who, as of the date of this Plan, may be deemed to be an "affiliate" of BTC or NBI as that term is used in Rule 145 under the Securities Act of 1933,

        as amended (together with the rules and regulations thereunder,

        the "Securities Act"; hereinafter the Securities Act and the

        Exchange Act are referred to as the "Federal Securities Laws");

             (R)  Insurance Policies.  It has made available to the other party correct and complete copies of all of its and in the case of NBI, NBB's insurance policies respecting the properties,

        operations, liabilities, officers, directors and employees thereof, all of which are in full force and effect or provide coverage to it, and in the case of NBI, NBB or their officers,

        directors and employees.

             (S)  NBI Stock.  In the case of NBI only, the shares of NBI

        Common Stock to be issued in exchange for shares of BTC Common

        Stock, upon consummation of the Merger, will have been duly authorized and, when issued in accordance with the terms of this

        Plan, will be validly issued, fully paid and nonassessable and subject to no preemptive rights;

             (T)  Takeover Laws.  It has taken all necessary action to

        exempt the transactions contemplated by this Plan from, or the transactions contemplated by this Plan are otherwise exempt from,

        any applicable state takeover laws in effect as of the date of this Plan, including, without limitation, Articles 14 and 14.1 of the Virginia Stock Corporation Act;

             (U)  Approval of This Transaction.  It has taken all action so that the entering into of this Plan and the consummation of the transactions contemplated hereby and thereby (including without limitation the Merger) or any other action or combination of actions, or any other transactions, contemplated hereby or thereby do not and will not (1) require a vote of stockholders

        (other than as set forth in Paragraph (A) of Article VI); or (2)

        result in the grant of any rights to any person under its

        Articles of Incorporation or Bylaws or under any agreement; or

        (3) except as set forth in Paragraphs (B) and (C) of Article VI,

        require any consent or approval under any law, rule, regulation, judgment, decree, order, governmental permit or license or,

        except as Previously Disclosed, the consent or approval of any other party to any agreement, indenture or instrument.

             (V)  Environmental Laws.  (1) To its knowledge, it and in

        the case of NBI, NBB, the Participation Facilities and the Loan

        Properties (each as defined below) are, and have been, in

        compliance with all Environmental Laws (as defined below), except for instances of noncompliance which are not reasonably likely,

        individually or in the aggregate, to have a Material Adverse

        Effect on it;

                  (2)  there is no proceeding pending or, to its

        knowledge, threatened before any court, governmental agency or board or other forum in which it or in the case of NBI, NBB or any Participation Facility has been, or with respect to

        threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a) for alleged noncompliance (including by any predecessor) with any

        Environmental Law or (b) relating to the release or threatened release into the environment of any Hazardous Material (as defined below), whether or not occurring at or on a site owned,

        leased or operated by it or in the case of NBI, NBB or any

        Participation Facility, except for such proceedings pending or threatened that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

                  (3)  to its knowledge, there is no proceeding pending

        or threatened before any court, governmental agency or board or other forum in which any Loan Property (or it or in the case of

        NBI, NBB in respect of any Loan Property) has been, or with respect to threatened proceedings, reasonably would be expected to be, named as a defendant or potentially responsible party (a)

        for alleged noncompliance (including by any predecessor) with any

        Environmental Law or (b) relating to the release or threatened release into the environment of any Hazardous Material, whether or not occurring at or on a Loan Property, except for such proceedings pending or threatened that are not reasonably likely,

        individually or in the aggregate, to have a Material Adverse

        Effect on it;

                  (4)  to its knowledge, there is no reasonable basis for

        any proceeding of a type described in subparagraphs (2) or (3)

        above;

                  (5)  to its knowledge, during the period of (a) its or

        in the case of NBI, NBB's ownership or operation of any of their respective current properties, (b) its or in the case of NBI,

        NBB's participation in the management of any Participation

        Facility, or (c) its or in the case of NBI, NBB's holding of a security interest in a Loan Property, there have been no releases of Hazardous Material in, on, under or affecting any such

        property, Participation Facility or Loan Property, except for such releases that are not reasonably likely, individually or in the aggregate, to have a Material Adverse Effect on it;

                  (6)  to its knowledge, prior to the period of (a) its

        or in the case of NBI, NBB's ownership or operation of any of their respective current properties, (b) its or in the case of

        NBI, NBB's participation in the management of any Participation

        Facility, or (c) its or in the case of NBI, NBB's holding of a security interest in a Loan Property, there were no releases of

        Hazardous Material in, on, under or affecting any such property,

        Participation Facility or Loan Property, except for such releases that are not reasonably likely, individually or in the aggregate,

        to have a Material Adverse Effect on it;

                  (7)  the following definitions apply for purposes of

        this Paragraph (V):  "Loan Property" means any property owned by it or in the case of NBI, NBB or in which it or in the case of

        NBI, NBB holds a security interest, and, where required by the context, includes the owner or operator of such property, but only with respect to such property; "Participation Facility"

        means any facility in which it or in the case of NBI, NBB

        participates in the management and, where required by the

        context, includes the owner or operator or such property, but only with respect to such property; "Environmental Law" means (a)

        any federal, state and local law, statute, ordinance, rule,

        regulation, code, license, permit, authorization, approval,

        consent, legal doctrine, order, judgment, decree, injunction,

        requirement or agreement with any governmental entity, relating to (i) the protection, preservation or restoration of the

        environment (including, without limitation, air, water vapor,

        surface water, groundwater, drinking water supply, surface land,

        subsurface land, plant and animal life or any other natural resource), or to human health or safety, or (ii) the exposure to,

        or the use, storage, recycling, treatment, generation,

        transportation, processing, handling, labeling, production,

        release or disposal of Hazardous Material, in each case as amended and as now in effect and includes, without limitation,

        the federal Comprehensive Environmental Response, Compensation,

        and Liability Act of 1980, the Superfund Amendments and

        Reauthorization Act, the federal Water Pollution Control Act of

        1972, the federal Clean Air Act, the federal Clean Water Act, the federal Resource Conservation and Recovery Act of 1976 (including the Hazardous and Solid Waste Amendments thereto), the federal

        Solid Waste Disposal Act and the federal Toxic Substances Control

        Act, and the Federal Insecticide, Fungicide and Rodenticide Act,

        the Federal Occupational Safety and Health Act of 1970, the

        Consumer Protection Act, each as amended and as now in effect,

        and (b) any common law or equitable doctrine (including, without limitation, injunctive relief and tort doctrines such as

        negligence, nuisance, trespass and strict liability) that may impose liability or obligations for injuries or damages due to,

        or threatened as a result of, the presence of or exposure to any

        Hazardous Material; "Hazardous Material" means any substance presently listed, defined, designated or classified as hazardous,

        toxic, radioactive or dangerous, or otherwise regulated, under any Environmental Law, whether by type or quantity, and includes,

        without limitation, any oil or other petroleum product, toxic waste, pollutant, contaminant, hazardous substance, toxic substance, hazardous waste, special waste or petroleum or any derivative or by-product thereof, radon, radioactive material,

        asbestos, asbestos containing material, urea formaldehyde foam insulation, lead and polychlorinated biphenyl;

             (W)  Taxes.  Except as Previously Disclosed, (1) all reports and returns with respect to Taxes (as defined below) that are required to be filed by or with respect to it or in the case of

        NBI, NBB, including without limitation consolidated federal income tax returns of it and in the case of NBI, NBB

        (collectively, the "Tax Returns"), have been duly filed, or requests for extensions have been timely filed and have not expired, for periods ended on or prior to June 30, 1995, and on or prior to the date of the most recent fiscal year end

        immediately preceding the Merger Effective Date, except to the extent all such failures to file, taken together, are not

        reasonably likely to have a Material Adverse Effect on it, and such Tax Returns were true, complete and accurate in all material respects, (2) all taxes (which shall mean federal, state, local or foreign income, gross receipts, windfall profits, severance,

        property, production, sales, use, license, excise, franchise,

        employment, withholding or similar taxes imposed on the income,

        properties or operations of it or in the case of NBI, NBB,

        together with any interest, additions, or penalties with respect thereto and any interest in respect of such additions or

        penalties, collectively the "Taxes") shown to be due on the Tax

        Returns have been paid in full, (3) the Tax Returns have been examined by the Internal Revenue Service or the appropriate state, local or foreign taxing authority or the period for assessment of the Taxes in respect of which such Tax Returns were required to be filed has expired, (4) all Taxes due with respect to completed and settled examinations have been paid in full, (5)

        no issues have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns which are reasonably likely to result in a determination that would have a Material Adverse Effect on it, except as reserved against in its Financial Reports, and (6) no waivers of statutes of limitations (excluding such statutes that relate to years

        currently under examination by the Internal Revenue Service) have been given by or requested with respect to any Taxes of it or in the case of NBI, NBB;

             (X)  Legal Compliance.  It and in the case of NBI, NBB are in substantial compliance with all applicable laws relating to their business or employment practices or the ownership of their properties and are in substantial compliance with each applicable law, ordinance, order, decree or resolution of any governmental entity applicable to the conduct thereof or the ownership of the properties thereto in each case which either alone or in the aggregate have or would have a Material Adverse Effect on it.

             (Y)  Certain Interests.  Except in arm's length transactions pursuant to normal commercial terms and conditions, no executive officer or director of it or in the case of NBI, NBB has any material interest in any property, real or personal, tangible or intangible, used in or pertaining to the business of it and in the case of NBI, NBB, except for the usual rights of a

        shareholder in it; no such person is indebted to it or in the case of NBI, NBB, except for normal business expense advances;

        and neither it nor in the case of NBI, NBB is indebted to such person except for amounts due under normal and disclosed

        compensation arrangements or reimbursement of ordinary business expenses.

             (Z)  Licenses.  It and in the case of NBI, NBB have in

        effect all approvals, authorizations, consents, licenses,

        clearances, and orders of and registrations with all governmental and regulatory authorities the failure to have and comply with which either alone or in the aggregate would have a Material

        Adverse Effect on it.

             (AA) Liabilities.  Except to the extent reflected or

        reserved against in it's Financial Reports and except as

        Previously Disclosed or incurred in the ordinary course of business since the date of its most recent Financial Report, it and in the case of NBI, NBB has no material liability or

        obligation of any nature whether accrued, absolute, contingent or otherwise and whether due or to become due;

             (BB) Pooling of Interests.  It has taken no action that

        would cause the Merger to fail to qualify for pooling of

        interests accounting treatment; and

             (CC) Ten Percent Shareholders.  It has no shareholder who

        owns of record or beneficially 10% or more of the outstanding shares of BTC Common Stock, or NBI Common Stock, as the case may be, and there is no person known to it who, directly or

        indirectly, through any contract, arrangement, understanding,

        relationship or otherwise has or shares (1) voting power which includes the power to vote or to direct the voting of, such shares and/or (2) investment power, which includes the power to dispose or to direct the disposition, of 10% or more of the outstanding shares of BTC Common Stock or NBI Common Stock, as the case may be (all of the foregoing, "10% Ownership").  There is no person to its knowledge who, directly or indirectly, has created or uses a trust, proxy, power of attorney, pooling arrangement or any other contract, arrangement or device with the purpose or effect of divesting such person of 10% Ownership or preventing the vesting of 10% Ownership.  A person shall also be deemed to be a beneficial owner for purposes of the foregoing if that person has the right to acquire beneficial of such shares within 60 days.


                                  V.  COVENANTS

             BTC hereby covenants to NBI, and NBI hereby covenants to

        BTC, that:

             (A)  Best Efforts to Complete Merger.  Subject to the terms and conditions of this Plan, it shall use its best efforts in good faith to take, or cause to be taken, all actions, and to do,

        or cause to be done, all things necessary, proper or desirable,

        or advisable under applicable laws, as promptly as practicable so as to permit consummation of the Merger as soon as reasonably practicable and to otherwise enable consummation of the

        transactions contemplated hereby and shall cooperate fully with the other parties hereto to that end (it being understood that any amendments to the Registration Statement (as hereinafter defined) or a resolicitation of proxies as a consequence of an acquisition agreement by NBI or any of its subsidiaries shall not violate this covenant), including (1) using its best efforts to lift or rescind any order adversely affecting its ability to consummate the transactions contemplated herein and to cause to be satisfied the conditions referred to in Article VI, and each of BTC and NBI shall use, and shall cause each of their

        respective subsidiaries to use, its best efforts to obtain all consents (governmental or other) necessary or desirable for the consummation of the transactions contemplated by this Plan; and

        (2) in the case of BTC, cooperating with NBI in supplying such information as NBI may reasonably request in connection with any public offerings of securities by NBI prior to the Merger

        Effective Date;

             (B)  BTC Proxy Statement.  In the case of BTC only,  (1)  it shall promptly prepare and provide to NBI prior to its filing and mailing a proxy statement (the "Proxy Statement") to be mailed to the holders of BTC Common Stock in connection with the Merger and to be filed by NBI in a registration statement (the "Registration

        Statement") with the SEC, which shall conform to all applicable legal requirements; (2) without limiting the foregoing, at the time such Proxy Statement or any amendment or supplement thereto is mailed to holders of BTC Common Stock and at all times

        thereafter up to and including the meeting of BTC shareholders referred to in Subparagraph (3) of this Paragraph (B), the Proxy

        Statement and such amendments and supplements will comply in all material respects with the provisions (to the extent applicable)

        of the Exchange Act and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided, however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Proxy Statement made in reliance upon, and in conformity with, written

        information concerning another party furnished by such other party specifically for use in the Proxy Statement; (3) it shall hold a special meeting (the "Meeting") of the holders of BTC

        Common Stock as soon as practicable after the Registration

        Statement has become effective for purposes of voting upon this

        Plan, the Plan of Merger and the Merger contemplated hereby and thereby, together with amendments to the BTC Articles of

        Incorporation eliminating the preemptive rights of the holders of shares of BTC Common Stock and conforming the BTC Articles precisely to the provisions of Articles III and V of the Articles of Incorporation of NBI Interim Bank by adding the same to and eliminating any contrary, inconsistent or similar provisions from the BTC Articles, including but not limited to the elimination in their entirety of the First and Third Amendments to the BTC

        Articles which were adopted by the shareholders of BTC on March

        17, 1992 (the "BTC Charter Amendment"); and (4) subject to the fiduciary duties of the Board of Directors of BTC (as advised in writing by its counsel), it shall use its best efforts to solicit and obtain votes of the holders of BTC Common Stock in favor of the above proposals and shall once, at NBI's request, recess or adjourn the meeting for a period up to 45 days if such recess or adjournment is deemed by NBI to be necessary or desirable;

             (C)  Registration Statement Contents.  When the Registration

        Statement or any post-effective amendment or supplement thereto shall become effective, and at all times subsequent to such effectiveness, up to and including the date of the Meeting, such

        Registration Statement and all amendments or supplements thereto,

        with respect to all information set forth therein furnished or to be furnished by BTC relating to BTC and by NBI relating to NBI and NBB, (1) will comply in all material respects with the provisions of the Securities Act and any other applicable

        statutory or regulatory requirements, and (2) will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements contained therein not misleading; provided,

        however, in no event shall any party hereto be liable for any untrue statement of a material fact or omission to state a material fact in the Registration Statement made in reliance upon, and in conformity with, written information concerning another party furnished by such other party specifically for use in the Registration Statement.  In connection with the

        preparation of the Registration Statement and related

        Prospectus/Proxy Statement, each will cooperate with the other and will furnish the information concerning itself required by law to be included therein;

             (D)  Effectiveness of Registration Statement.  NBI will

        provide BTC a copy of the Registration Statement and any

        supplement or amendment thereto before the same is filed and advise BTC, promptly after NBI receives notice thereof, of the time when the Registration Statement has become effective, of the issuance of any stop order or the suspension of the qualification of the NBI Common Stock for offering or sale in any jurisdiction,

        of the initiation or threat of any proceeding for any such purpose, or of any request by the SEC for the amendment or supplement of the Registration Statement or for additional information;

             (E)  Public Announcements.  It agrees that, unless approved by the other party hereto in advance, it will not issue any press release or written statement for general circulation relating to the transactions contemplated hereby, except as otherwise

        required by law or applicable NASD or stock exchange rule;

             (F)  Review of Information.  (1) Upon reasonable notice, it shall afford the other party hereto, and its officers, employees,

        counsel, accountants and other authorized representatives,

        access, during normal business hours throughout the period prior to the Merger Effective Date, to all of its and in the case of

        NBI, NBB's properties, books contracts, commitments and records and, during such period, it shall furnish promptly to the other party hereto (a) a copy of each material report, schedule and other document filed by it pursuant to the requirements of the

        Securities Laws or any state laws, rules and regulations

        regulating the issuance, sale or exchange of securities or the markets in which any of the foregoing occurs ("Blue Sky Law(s)"

        which together with the Federal Securities Laws are hereinafter referred to as the "Securities Laws") or banking laws, and (b)

        all other information concerning its business, properties and personnel as the other parties hereto may reasonably request,

        provided that no investigation pursuant to this Paragraph (F) by any party shall affect or be deemed to modify or waive any representation or warranty made by any other party hereto or the conditions to the obligation of the first party to consummate the transactions contemplated by the Plan; and (2) each party hereto will not use any information obtained pursuant to this Paragraph

        (F) for any purpose unrelated to the consummation of the

        transactions contemplated by this Plan and, if the Merger is not consummated, will hold all information and documents obtained pursuant to this paragraph in confidence (as provided in

        Paragraph (F) of Article VIII) unless and until such time as such information or documents become publicly available other than by reason of any action or failure to act by such party or as it is advised by counsel that any such information or document is required by law or applicable NASD or stock exchange rule to be disclosed,and in the event of the termination of this Plan, each party will, upon request by the other party, deliver to the other all documents so obtained by it or destroy such documents;

             (G)  No Solicitation.  It:  (1) shall not, and shall direct the officers, directors, employees and other persons affiliated with it or any investment banker, attorney, accountant or other representative of it, not to, directly or indirectly, solicit or encourage inquiries or proposals with respect to, or (except as required by the fiduciary duties of its Board of Directors as advised in writing by its counsel) furnish any nonpublic

        information relating to or participate in any negotiations or discussion concerning, any acquisition or purchase of all or a substantial portion of the assets of, or a substantial equity interest in, it or in the case of NBI, NBB or any merger or other business combination with it or in the case of NBI, NBB other than as contemplated by this Plan; (2) shall notify the other party immediately if any such inquiries or proposals are received by, or any such negotiations or discussions are sought to be initiated with, it or in the case of NBI, NBB; and (3) shall instruct its officers, directors, agents, advisors and affiliates

        (and in the case of NBI, NBB's executive officers and directors)

        to refrain from doing any of the foregoing;

             (H)  Filing of Registration Statement.  In the case of NBI only, it shall, as promptly as practicable following the date of this Plan, prepare and file the Registration Statement with the

        SEC and NBI shall use its best efforts to cause the Registration

        Statement to be declared effective as soon as practicable after the filing thereof;

             (I)  Blue Sky.  In the case of NBI only, it shall use its

        best efforts to obtain, prior to the effective date of the

        Registration Statement, all necessary Blue Sky Law permits and approvals, provided that NBI shall not be required by virtue thereof to submit to general jurisdiction in any state.  NBI agrees to provide copies to BTC of applications for Blue Sky Law permits and approvals prior to filing the same;

             (J)  Affiliates.  It will cause each person who may be

        deemed to be an "affiliate" of it for purposes of Rule 145 under the Securities Act to execute and deliver to NBI on or before the mailing of the Proxy Statement an agreement in the form attached hereto as Exhibit B-1 (in the case of BTC affiliates) or in the form attached hereto as Exhibit B-2 (in the case of NBI

        affiliates) restricting the disposition of such affiliate's shares of BTC or NBI Common Stock, as the case may be and, in the case of BTC affiliates, the shares of NBI Common Stock to be received by such person in exchange for such person's shares BTC

        Common Stock;

             (K)  BTC Bylaws, Policies and Practices.  In the case of BTC only:  (1) it shall cause its Board of Directors to conform its

        Bylaws to those of NBI Interim Bank by adopting the Bylaws of NBI

        Interim Bank which are in the form attached hereto as Exhibit C as those of BTC excepting only the use of the name of NBI Interim

        Bank; and (2) it shall use its best efforts to modify and change its credit, investment, litigation, real estate valuation and trust department policies and practices (including loan

        classifications and levels of reserves) prior to the Merger

        Effective Date so as to be consistent on a mutually satisfactory basis with those of NBB and generally accepted accounting

        principles.  BTC shall not be required to modify or change any such bylaws, policies or practices, however, until (x)

        satisfaction of the conditions set forth in Paragraphs (A), (B)

        and (C) of Article VI, (y) such time as BTC and NBI shall

        reasonably agree that the Merger Effective Date will occur prior to public disclosure of such modifications or changes in regular periodic earnings releases or periodic reports filed with the

        FDIC, and (2) such time as NBI acknowledges in writing that all conditions to NBI's obligation to consummate the Merger (and

        NBI's rights to terminate this Plan) have been waived or

        satisfied; provided, however, that in all circumstances BTC shall make such modifications and changes not later than immediately prior to the Merger Effective Date and provided, further, that such modifications and changes, once implemented, shall not affect the Exchange Ratio.  BTC's representations, warranties and covenants and contained in the Plan shall not be deemed to be untrue or breached in any respect for any purpose as a

        consequence of any modifications or changes undertaken solely on account of this Paragraph (K);

             (L)  State Takeover Laws.  It shall not take any action that would cause the transactions contemplated by this Plan to be subject to any applicable state takeover statute in effect as of the date of this Plan and shall take all necessary steps to exempt (or ensure the continued exemption of) the transactions contemplated by this Plan from, or if necessary challenge the validity or applicability of, any applicable state takeover law,

        as now or hereafter in effect, including, without limitation,

        Articles 14 and 14.1 of the Virginia Stock Corporation Act;

             (M)  BTC Special Shareholder Rights.  In the case of BTC

        only:  (1) it shall take all necessary steps to ensure that the entering into of this Plan and the consummation of the

        transactions contemplated hereby and thereby (including without limitation the Merger) and any other action or combination of actions, or any other transactions contemplated hereby or thereby do not and will not result in the grant of any rights to any person under the Articles of Incorporation of Bylaws of BTC

        (other than the right, if any, of a dissenting stockholder under

        Article 15 of the Virginia Stock Corporation Act and the right of holders of BTC Common Stock to vote to approve this Plan) or under any agreement to which BTC is a party, and (2) it shall use its best efforts to cause the Charter Amendment to be adopted by the shareholders of BTC and filed with and made effective by the

        SCC prior to the Merger Effective Date;

             (N)  BTC Shareholder Approval Rights.  In the case of BTC,

        only, it shall not adopt any plan or other arrangement that would adversely affect in any way the rights of the holders of BTC

        Common Stock to vote to approve this Plan;

             (O)  Best Efforts for Merger.  It undertakes and agrees to use its best efforts to cause the Merger to be effected and to take no action which would cause the Merger to fail to qualify for pooling of interests accounting treatment;

             (P)  Government Applications.  In the case of NBI only, it shall promptly seek the following consents and approvals with respect to the Merger:  (1) approval of the charter of the NBI

        Interim Bank by the SCC ("Interim Approval"); (2) approval of the

        Merger by the FDIC under the Bank Merger Act of 1960 ("FDIC

        Approval"); (3) approval of the Merger by the BFI pursuant to Va.

        Code @ 6.1-44 ("State Bank Merger Approval"); (4) approval of the

        Merger by the Board of Governors of the Federal Reserve Board

        under the Bank Holding Company Act, as amended ("FRB Approval");

        and (5) approval of the BFI, to the extent necessary, under

        Chapter 13 of Title 6.1 of the Code of Virginia ("State Holding

        Company Approval").  Both NBI and BTC will use their best efforts to obtain and will cooperate with each other in making

        applications for the foregoing approvals or other actions

        advisable in the reasonable judgment of NBI and BTC to consummate the Merger including, but not limited to, promptly furnishing information relating to it and its subsidiaries required to be set forth therein; provided, however, that any approval shall not require a change which materially adversely impacts the economic or business benefits of the transactions contemplated by this

        Plan so as to render inadvisable the consummation of the Merger;

        and provided, further, that NBI shall provide drafts of

        applications for the foregoing approvals to BTC for review and comment prior to their filing with the responsible governmental agency, will inform BTC of any comments received from the

        responsible governmental agency with respect to any of such applications and filings and will notify BTC of the action, if any, of the responsible governmental agency thereon as soon as reasonably practicable after it receives notice thereof and BTC agrees to review and provide any comments it may have promptly so as not to delay or disrupt the application process;

             (Q)  Environmental Tests.  It will allow the other to

        conduct, through designated representatives, environmental and engineering tests provided that no test or information discovered pursuant thereto shall be deemed to affect or modify or waive any representation or warranty made by the other party hereto or the conditions to the obligation of the first party to consummate the transactions contemplated by the Plan;

             (R)  Listing of NBI Common Stock.  NBI will use its best

        efforts, after the consummation of the Plan, to cause the NBI

        Common Stock, including but not limited to the shares of NBI

        Common Stock to be issued to the holders of shares of BTC Common

        Stock in connection with the consummation of the Plan, to be listed on the NASDAQ Stock Market ("NASDAQ Stock Market").

             (S)  Certain Continuing Corporation Obligations.  After the

        consummation of the Plan, the Continuing Corporation shall not change, alter or amend its Bylaws as in effect at the time of the

        Merger or issue or authorize to be issued any stock, common or preferred, or other securities or options, warrants, rights to subscribe to or securities or rights convertible into shares of stock, common or preferred, or other securities, without the consent of NBI.


                  VI. CONDITIONS TO CONSUMMATION OF THE MERGER.

        Consummation of the Merger is conditioned upon:

             (A) Approval of the Merger, the Charter Amendment and the

        other transactions contemplated hereby by the requisite vote of the stockholders of the parties hereto, as may be required;

             (B) Issuance of a certificate of effectiveness for the

        Charter Amendment by the SCC and procurement of the Interim

        Approval, FDIC Approval, the State Bank Merger Approval, the FRB

        Approval, and the State Holding Company Approval, as may be

        necessary, and the expiration of any statutory waiting period relating thereto;

             (C) Procurement of all other regulatory consents and

        approvals and satisfaction of all other requirements prescribed by law which are necessary to the consummation of the Merger;

        provided, however, that no approval or consent in Paragraph (B)

        or (C) of this Article VI shall have imposed any condition or requirement which would materially adversely impact the economic or business benefits of the transactions contemplated by this

        Plan so as to render inadvisable the consummation of the Merger;

             (D) There shall not be in effect any order, decree or

        injunction of any court or agency of competent jurisdiction that enjoins or prohibits consummation of the Merger;

             (E) BTC and its directors shall have received from KPMG Peat

        Marwick letters, dated the date of or shortly prior to (i) the mailing of the Proxy Statement, and (ii) the Merger Effective

        Date, in form and substance satisfactory to BTC with respect to

        NBI's consolidated financial position and results of operations,

        which letters shall be based upon customary specified procedures undertaken by such firm; and (iii) the Merger Effective Date to the effect that they are not aware of any facts or circumstances relating to actions taken by NBI or actions that NBI has failed to take that might cause the Merger not to qualify for pooling of interests accounting treatment.

             (F) NBI shall have received from Cook Associates letters,

        dated the date of or shortly prior to (1) the mailing of the

        Proxy Statement, (2) the public offerings of any securities by

        NBI prior to the Merger Effective Date, and (3) the Merger

        Effective Date, in form and substance satisfactory to NBI with respect to BTC's financial position and results of operations,

        which letters shall be based upon customary specified procedures undertaken by such firm, and NBI shall have received from Cook

        Associates a letter, dated as of the Merger Effective Date in form and substance satisfactory to NBI, to the effect that Cook

        Associates are not aware of any facts or circumstances relating to actions taken by BTC or actions that BTC has failed to take that might cause the Merger not to qualify for pooling of interests accounting treatment;

             (G) BTC shall have received an opinion, dated the Merger

        Effective Date, of Marilyn Buhyoff, counsel for NBI and the NBI

        Interim Bank, in form reasonably satisfactory to BTC, which shall cover the matters contained in Exhibit D hereto;

             (H) NBI and its directors and officers who sign the

        Registration Statement shall have received an opinion, dated the

        Merger Effective Date:  (1) of Bowen, Bowen & Bowen, P.C. in form reasonably satisfactory to NBI, which shall cover the matters contained in Exhibit E hereto and (2) of John F. Stuart, A

        Professional Corporation to the effect that he has acted as special counsel to BTC in connection with the negotiation,

        approval and adoption of this Plan, and the provision of

        information by BTC to NBI with respect to the Proxy Statement,

        and that:  (a) the Proxy Statement (including any documents relating to BTC incorporated by reference therein as of the mailing date thereof), complied in all material respects as to form with the requirements of applicable laws, rules and

        regulations; and (b) he does not believe that, insofar as it relates to BTC, the Proxy Statement on the mailing date contained any untrue statement of material fact or omitted to state any material fact required to be stated therein or necessary to make the statements therein not misleading (such opinion may state that such counsel does not assume any responsibility for the accuracy or fairness of the statements contained in the Proxy

        Statement; and that he does not express any opinion or belief as to material in the Proxy Statement insofar as it includes or reflects any information relating to or supplied by entities other than BTC or as to any financial statements or other

        financial data contained in the Proxy Statement);

             (I) (1) Each of the representations and warranties contained herein of NBI shall be true and correct as of the date of this

        Plan and upon the Merger Effective Date with the same effect as though all such representations and warranties had been made on the Merger Effective Date, except (a) for any such

        representations and warranties made as of a specified date, which shall be true and correct as of such date, (b) as expressly contemplated by this Plan, or (c) for representations and

        warranties (other than the representations and warranties set forth in Paragraph (A) of Article IV, which shall be true and correct in all material respects) the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Plan, and (2) each and all of the agreements and covenants of NBI to be performed and complied with pursuant to this Plan and the other agreements contemplated hereby prior to the Merger Effective Date shall have been duly performed and complied with in all material respects, and BTC shall have received a certificate or certificates signed by the Chief

        Executive Officer and Chief Financial Officer of NBI dated the

        Merger Effective Date, to such effect;

             (J) (1) Each of the representations and warranties contained herein of BTC shall be true and correct as of the date of this

        Plan and upon the Merger Effective Date with the same effect as though all such representations and warranties had been made on the Merger Effective Date, except (a) for any such

        representations and warranties made as of a specified date, which shall be true and correct as of such date, (b) as expressly contemplated by this Plan, or (c) for representations and

        warranties (other than the representations and warranties set forth in Paragraph (A) of Article IV, which shall be true and correct in all material respects) the inaccuracies of which relate to matters that, individually or in the aggregate, do not materially adversely affect the Merger and the other transactions contemplated by this Plan, and (2) each and all of the agreements and covenants of BTC to be performed and complied with pursuant to this Plan and the other agreements contemplated hereby prior to the Merger Effective Date shall have been duly performed and complied with in all material respects, and NBI shall have received a certificate signed by the Chief Executive Officer and the Chief Financial Officer of BTC dated the Merger Effective

        Date, to such effect;

             (K) The Registration Statement shall have become effective and no stop order suspending the effectiveness of the

        Registration Statement shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the

        SEC or any other regulatory authority;

             (L) NBI shall have received all Blue Sky Law approvals,

        permits and other authorizations necessary to consummate the

        Merger;

             (M) NBI and BTC shall have received an opinion from KPMG

        Peat Marwick to the effect that (1) the acquisition of BTC Common

        Stock by NBI and the Merger constitutes a reorganization under

        Section 368 of the Internal Revenue Code, and (2) no gain or loss will be recognized by stockholders of BTC who receive shares of

        NBI Common Stock in exchange for their shares of BTC Common Stock except that gain or loss may be recognized as to cash received in lieu of fractional share interests and, in rendering their opinion, may require and rely upon representations contained in certificates of officers of NBI, BTC and others;

             (N) NBI and BTC shall have received a letter, dated as of

        the Merger Effective Date, in form and substance reasonably acceptable to NBI and BTC, from KPMG Peat Marwick to the effect that the acquisition of BTC Common Stock by NBI and the Merger will qualify for pooling of interests accounting treatment; and

             (O) NBI shall have received from each affiliate of BTC and

        NBI, respectively, the affiliates letter referred to in Paragraph

        (J) of Article V, to the extent necessary to assure in the reasonable judgment of NBI that the acquisition of BTC Common

        Stock by NBI and the Merger will qualify for pooling of interests accounting treatment;

             (P)  At the time the Proxy Statement is mailed to the

        holders of BTC Common Stock and on the Merger Effective Date, the

        Board of Directors of NBI shall have received an opinion from

        McKinnon & Company, Inc. that the terms of the Merger are fair to the shareholders of NBI from a financial point of view.

             (Q)  At the time the Proxy Statement is mailed to the

        holders of shares of BTC Common Stock and on the Merger Date, the

        Board of Directors of BTC shall have received an opinion from

        Baxter, Fentriss & Company that the terms of the Merger are fair to the shareholders of BTC from a financial point of view.

             provided, however, that a failure to satisfy any of the

             conditions set forth in the proviso following Paragraph (C)

             or in Paragraph (F), (H), (J), (L), (O), or (P) of this

             Article VI shall only constitute conditions if asserted by

             NBI and a failure to satisfy any of the conditions set forth in the proviso following Paragraph (C), Paragraph (E), (G),

             (I), or Q of this Article VI shall only constitute

             conditions if asserted by BTC.


                                VII. TERMINATION.

             This Plan may be terminated prior to the Merger Effective

        Date, either before or after receipt of required stockholder approval:

             (A) by the mutual consent of NBI and BTC, if the Board of

        Directors of each so determines by vote of a majority of the members of its entire Board;

             (B) by NBI or BTC, if its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event of (1) a breach by the other party of any representation or warranty contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach and which breaches,

        individually or in the aggregate, materially adversely affect the

        Merger and the other transactions contemplated by this Plan, or

        (2) a material breach by the other party of any of the covenants or agreements contained herein, which breach cannot be or has not been cured within thirty (30) days after the giving of written notice to the breaching party of such breach; provided, however,

        that a breach can only be asserted as a basis for termination pursuant to this paragraph (B) by a party who is not itself at such time in breach hereof and provided, further, that

        termination under this Paragraph (B) shall not relieve any party from liability under Paragraph (E)(2) of Article VIII;

             (C) by NBI or BTC, it its Board of Directors so determines by vote of a majority of the members of its entire Board, in the event that the Merger is not consummated by June 30, 1996, and provided, further, that termination under this Paragraph (C)

        shall not relieve any party from liability under Paragraph (E)(2)

        of Article VIII;

             (D) by NBI or BTC, if its Board of Directors so determines by a vote of a majority of the members of its entire Board, in the event that (1) any common stockholder approval contemplated by Paragraph (A) of Article VI is not obtained at a meeting or meetings called for the purpose of obtaining such approval; (2)

        Interim Approval, FDIC Approval, State Bank Merger Approval, FRB

        Approval, or State Holding Company Approval, to the extent necessary to consummate the Merger legally, is finally and unconditionally denied; or (3) the Board of Directors of NBI recommends to NBI shareholders approval of a sale of all or substantially all of the assets of NBI or the merger or

        consolidation of NBI with and into another entity with the effect that NBI will not be the surviving corporation in such merger or consolidation; provided, however, that termination under this

        Paragraph (D) shall not relieve any party from liability under

        Paragraph (E)(2) of Article VIII.


                              VIII. OTHER MATTERS.

             (A)  Survival.  If the Merger Effective Date occurs, the

        agreements of the parties in Paragraphs (F) and (G) of Article I,

        Paragraph (E) of Article II, Paragraphs (R) and (S) of Article V,

        and Paragraphs (A), (C), (D), (F), (I), (J) and (K) of this

        Article VIII shall survive the Merger Effective Date; all other representations, warranties, agreements and covenants contained in this Plan shall be deemed to be conditions of the Merger and shall not survive the Merger Effective Date.  If this Plan is terminated prior to the Merger Effective Date, the agreements and representations of the parties in Paragraph (K) of Article IV,

        Paragraphs (F)(2) and (G) of Article V and Paragraphs (A), (E),

        (F) and (I) of this Article VIII shall survive such termination.

        In the event of the termination and abandonment of this Plan pursuant to the provisions of Article VII, this Plan shall become void and have no effect, except (1) as provided in the

        immediately preceding sentence; and (2) no party shall be

        relieved or released from any liability arising out of a breach of any provisions of this Plan except as provided in Paragraph

        (E)(2) of this Article.

             (B)  Waiver, Amendment.  Prior to the Merger Effective Date,

        any provision of this Plan may be (1) waived by the party

        benefitted by the provision, or (2) amended or modified at any time (including the structure of the transaction), by an

        agreement in writing among the parties hereto approved by their respective Boards of Directors and executed in the same manner as this Plan, except that, after the vote by the stockholders of

        BTC, the consideration to be received by the stockholders of BTC for each share BTC Common Stock shall not be decreased.

             (C)  Counterparts.  This Plan may be executed in one or more counterparts, each of which shall be deemed to constitute an original.  This Plan shall become effective when one counterpart has been signed by each party hereto.

             (D)  Governing Law.  This Plan shall be governed by, and

        interpreted in accordance with, the laws of the State of

        Virginia.

             (E)  Fees and Expenses.

                  (1)  In the event that the Plan is terminated in

        accordance with the provisions of Article VII otherwise than on account of a breach by NBI or in the event it is terminated in accordance with the provisions of Paragraph (D)(3) of Article

        VII, and in either such event the provisions of Paragraph (2) of this Paragraph E are not applicable, then the total documented out-of-pocket costs, expenses and fees incurred by BTC and NBI

        (regardless of when incurred) in connection with and arising out of the Merger and the other transactions contemplated by this

        Plan (including, without limitation, amounts paid or payable to investment bankers, to counsel and accountants, and to

        governmental and regulatory agencies) shall be aggregated and each party hereto shall be responsible for paying one-half (1/2)

        of the same, and shall promptly make such reimbursement to the other party as is necessary to effectuate this result.

                  (2)  To compensate NBI or BTC, as the case may be, for

        entering into this Plan, taking action to consummate the

        transactions contemplated hereunder and incurring the costs and expenses related thereto, including but not limited to the foregoing of other opportunities and other damages which would be sustained but would also be difficult to ascertain in the event that any of the following events occur, the subject party (as hereinafter defined) agrees to pay the other party (if the

        "subject party" is BTC, then the "other party" shall be NBI and vice versa) unconditionally and absolutely the sum of $2,500,000 as the other party's exclusive remedy if, prior to the

        termination of this Plan pursuant to Article VII hereof, any of the following shall occur:

             (a)  Without the consent of the other party, the subject

                  party shall have entered into an agreement with any

                  person (other than as contemplated by this Plan) to

                  effect (i) a merger, consolidation or similar

                  transaction involving the subject party or any of its

                  significant subsidiaries, (ii) the disposition, by

                  sale, lease, exchange or otherwise, of assets or

                  deposits of subject party or any of its significant

                  subsidiaries representing in either case 25% or more of

                  the consolidated assets or deposits of the subject

                  party and its subsidiaries or (iii) the issuance, sale

                  or other disposition by the subject party of (including

                  by way of merger, consolidation, share exchange or any

                  similar transaction) securities representing 25% or

                  more of the voting power of the subject party or any of

                  its significant subsidiaries (each of (i), (ii) or

                  (iii), an "Acquisition Transaction"); or

                       (b)  Any person shall have acquired beneficial

                            ownership (as such term is defined in Rule

                            13d-3 promulgated under the Exchange Act) of,

                            or the right to acquire beneficial ownership

                            of, or any "group" (as such term is defined

                            in Section 13(d)(3) of the Exchange Act)

                            shall have been formed which beneficially

                            owns or has the right to acquire beneficial

                            ownership of, 20% or more of the voting power of the subject party or any of its significant subsidiaries and, within one year

                            from termination of this Plan the subject

                            party enters into an Acquisition Transaction

                            with such person or group, as the case may

                            be.

                  (3)  In the event that neither Paragraph (1) nor

        Paragraph (2) of this Paragraph (E) are applicable, each party hereto will bear all expenses incurred by it in connection with this Plan and the transactions contemplated hereby, except printing expenses which shall be shared equally between BTC and

        NBI.  It is understood and agreed that the printer of the

        Registration Statement and Proxy Statement shall be mutually selected by NBI and BTC.

                  (4)  Payments to be made hereunder shall be made in

        immediately available funds within thirty (30) days following the day on which the party entitled to payment notifies the other party in writing that the events entitling it to payment of the same have occurred and upon failure to pay the same when due the other party shall be entitled to recover from the other party all collection costs and expenses, including but not limited to reasonable legal fees.

             (F)  Confidentially.  Except as otherwise provided in

        Paragraph (F)(2) of Article V, each of the parties hereto and their respective agents, attorneys and accountants will maintain the confidentiality of all information provided in connection herewith which has not been publicly disclosed.

             (G)  Notices.  All notices, requests and other

        communications hereunder to a party shall be in writing and shall be deemed to have been duly given when delivered by hand,

        telegram or facsimile (confirmed in writing) to such party at its address set forth below or such other address as such party may specify by notice to the parties hereto.

                            If to NBI or NBI Interim Bank, to:

                            Mr. James G. Rakes
                            President
                            National Bankshares, Inc.
                            P.O. Box 90002
                            Blacksburg, Virginia 24062-9002


                            Copy to:

                            Douglas W. Densmore, Esq.
                            Woods, Rogers & Hazlegrove, P.L.C.
                            10 S. Jefferson Street
                            P.O. Box 14125
                            Roanoke, Virginia 24038-4125


                            If to BTC, to each:

                            T. C. Bowen, Jr.
                            R. E. Dodson
                            Bank of Tazewell County
                            P.O. Box 687
                            Tazewell, VA 24651

                            Copy to:

                            John F. Stuart, Esq.
                            Farrell & Lavin
                            1735 I Street, N.W.
                            Suite 814
                            Washington, D.C. 20006


             (H)  Definitions.  Any term defined anywhere in this Plan

        shall have the meaning ascribed to it for all purposes of this

        Plan (unless expressly noted to the contrary).  In addition:

                  (1) the term "knowledge" when used with respect to a

        party shall mean the knowledge, after due inquiry, of any

        "Executive Officer" of such party or, in the case of NBI, of NBB,

        as such term is defined in Regulation O of the Federal Reserve

        Board;

                  (2) the term "Material Adverse Effect," when applied to

        a party, shall mean an event, occurrence or circumstance

        (including without limitation (a) the making of any provisions for possible loan and lease losses, write-downs of other real estate and taxes and (b) any breach of a representation or warranty by such party) which (i) has or is reasonably likely to have a material adverse effect on the financial position, results of operations or business of the party and its subsidiaries,

        taken as a whole, or (ii) would materially impair the party's ability to perform its obligations under this Plan or the

        consummation of the Merger and the other transactions

        contemplated by this Plan; provided, however, that, solely for purposes of measuring whether an event, occurrence or circumstance has a material adverse effect on such party's results of operations, the term "results of operations" shall mean net interest income plus non-interest income (less

        securities gains) less gross expenses (excluding provisions for possible loan and lease losses, write-downs of other real estate and taxes); and provided, further, that material adverse effect and material impairment shall not be deemed to include the impact of (x) changes in banking and similar laws of general

        applicability or interpretations thereof by courts or

        governmental authorities, (y) changes in generally accepted accounting principles or regulatory accounting requirements applicable to banks and bank holding companies generally and (z)

        the effects of Merger on the operating performance of the parties to this Plan;

                  (3) the term "Previously Disclosed" by a party shall

        mean information set forth in a written disclosure letter that is delivered by that party to the other party contemporaneously with the execution of this Plan and specifically designated as

        information "Previously Disclosed" pursuant to this Plan;

        provided, however, that any information so disclosed shall specify the provision of this Plan pursuant to which such

        information is being disclosed and shall not be deemed to be disclosed pursuant to any other provision of, or for any other purpose under, this Plan unless otherwise indicated; provided,

        further, the mere inclusion of an item in a disclosure letter shall not be deemed an admission by a party that such item represents a material exception of fact, event or circumstances or that such item is reasonably likely to result in a Material

        Adverse Effect.

             (I)  Entire Understanding.  This Plan represents the entire understanding of the parties hereto with reference to the

        transactions contemplated hereby and supersede any and all other oral or written agreements heretofore made, include without limitation the Confidentiality Agreement, dated June 16, 1995 between NBI and BTC.  Nothing in this Plan expressed or implied,

        is intended to confer upon any person, other than the parties hereto or their respective successors, any rights, remedies,

        obligations or liabilities under or by reason of this Plan, other than as provided in Paragraph (K) below.

             (J)  Benefit Plans.  It is the parties' intention that upon consummation of the Merger, or as soon as administratively practicable thereafter, employees of BTC and its subsidiaries shall be entitled to participate in NBI's severance, benefit and similar plans (excluding qualified retirement plans) on the same terms and conditions as employees NBI's and its subsidiaries,

        giving effect to years of service and prior earnings with BTC and its subsidiaries as if such service were with NBI.  The parties agree to engage experts, including but not limited to actuaries,

        to make recommendations as to how the qualified retirement plans should be handled and shall use their best efforts to come to an agreement regarding all benefit plans which shall be in the form of an amendment to this Agreement. The parties agree that to the extent possible no employee of BTC who elects coverage by NBI's medical insurance plans shall be excluded coverage thereunder

        (for such employee or any other covered person) on the basis of a preexisting condition that was not also excluded under BTC's medical insurance plans and that, if an NBI plan will not take the place of a BTC plan pursuant to this Agreement, then such BTC benefit plan shall remain in effect until the benefit plan of NBI is available for participation by the officers and employees of

        BTC.

             (K) Indemnification.  (1) In the case of NBI only, it agrees that for the six-year period following the Merger Effective Date,

        it shall cause the Continuing Corporation and any successor thereto or any subsidiary thereof, as may be applicable, to indemnify and hold harmless any person who has rights to

        indemnification from BTC to the same extent and on the same conditions as such person is entitled to indemnification pursuant to BTC's Articles of Incorporation as in effect on the date of this Plan, to the extent legally permitted to do so, with respect to matters occurring on or prior to the Merger Effective Date

        (regardless of whether a claim is asserted in connection

        therewith on or prior to the Merger Effective Date or thereafter)

        and the adoption of the Charter Amendment shall not affect the right, if any, to indemnification of any person under this

        Paragraph (K) with respect to such pre-Merger matters.  Without limiting the foregoing, in any case in which approval by the

        Continuing Corporation may be required to effectuate any such indemnification, NBI shall cause the Continuing Corporation to direct, at the election of the party to be indemnified, that the determination of any such approval shall be made by independent counsel mutually agreed upon between NBI and the indemnified party.  NBI shall use its reasonable best efforts to provide coverage to the officers and directors of the Continuing

        Corporation under NBI policy or policies of director and officers liability insurance on the same or substantially similar terms then in effect for the directors and officers of NBB and the

        Continuing Corporation shall reimburse NBI for the additional premium incurred by it in connection with providing such

        coverage.

             If NBI or any of its successors or assigns shall consolidate with or merge into any other entity and shall not be the

        continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any entity, then and in each case, proper provisions shall be made so that the successors and assigns of NBI shall assume the

        obligations set forth in this Paragraph (K)(1).  NBI shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Paragraph (K)(1).

             (2)  With respect to matters occurring after the Merger

        Effective Date, the rights, if any, of any person to be held harmless or indemnified shall be governed by the Articles of

        Incorporation and Bylaws of the Continuing Corporation as provided in Paragraph (D) of Article I, and by the Articles of

        Incorporation of NBI, to the extent applicable by their terms.

             IN WITNESS WHEREOF, the parties hereto have caused this

        instrument to be executed in counterparts by their duly

        authorized officers, all as of the day and year first above written.

                                      National Bankshares, Inc.

                                      By:/s/James G. Rakes
                                         -------------------------------
                                                  James Rakes
                                                   President

                                      Bank of Tazewell County

                                      By:/s/R. E. Dodson
                                         -------------------------------
                                                  R. E. Dodson
                                                   President

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